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                                                                   Exhibit 99.1


FOR RELEASE: Immediately

Contact:
Richard K. Arter           Investor Relations           941-362-1200
Richard J. Dobbyn          Chief Financial Officer      941-362-1200

           SUN HYDRAULICS CORPORATION DECLARES THIRD QUARTER DIVIDEND

SARASOTA, FLA, September 17, 1998 - Sun Hydraulics Corporation (NASDAQ: SNHY) has announced a $0.04 per share dividend on its common stock. The dividend is payable on October 15, 1998, to shareholders of record as of September 30, 1998.

Sun Hydraulics Corporation, with manufacturing and distribution facilities in Sarasota, Florida, Coventry, England and Erkelenz, Germany, is a leading designer and manufacturer of high-performance screw-in hydraulic cartridge valves and manifolds for global mobile and industrial markets.